UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Bellatrix Exploration Ltd.
(Exact name of registrant as specified in its charter)

Alberta, Canada	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1920, 800 5th Avenue S.W., Calgary, Alberta, Canada	T2P 3T6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares	New York Stock Exchange

Securities to be registered pursuant to Section 12(b) of the Act:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates.	____________________________________	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common shares contained in the Registrant’s Registration Statement on Form 40-F, filed with the Securities and Exchange Commission on March 24, 2014 (File No. 001-35644), is incorporated into this Item 1 by reference.

Item 2.  Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2014

Bellatrix Exploration Ltd.

By:	/s/ Charles R. Kraus
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary